UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2018

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (281) 362-6800

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.
The information set forth under Item 5.02 of this Current Report relating to the termination of the Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Phillip T. Vollands, is incorporated by reference in this Item 1.02.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.
Effective as of November 15, 2018, Newpark Resources, Inc. (the “Company”) and Philip T. Vollands mutually agreed to terminate his employment with the Company. Mr. Vollands and the Company remain in discussions with respect to the terms of his departure.
The Company is initiating an executive search process to identify Mr. Vollands’ successor. In the interim, Mr. Bruce C. Smith, currently the Company’s Chief Technology Marketing Officer, will serve as Executive Vice President of the Company and President of Fluids Systems. On November 15, 2018, the Company and Mr. Smith entered into an amendment to his employment agreement pursuant to which his title changed from Chief Technology Marketing Officer to Executive Vice President and President of Fluids Systems. A copy of the amendment to Mr. Smith’s employment agreement is attached hereto and is incorporated by reference herein.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment dated November 15, 2018 by and between Newpark Resources, Inc. and Bruce C. Smith to the Amended and Restated Employment Agreement, dated as of July 1, 2017, by and between Newpark Resources, Inc. and Bruce C. Smith, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 3, 2017 (SEC File No. 0012960).

99.1	Press Release issued by Newpark Resources, Inc. on November 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	November 16, 2018	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)